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                                                                EXHIBIT 99.02


                  CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR


     I, Dwight Haight, hereby consent to the use, in the Registration Statement on Form S-1 of U.S.A. Floral Products, Inc., a Delaware corporation (the "Company"), to which this consent is filed as an exhibit included therein, of my name as a person about to become a Director of the Company.



                                                  /s/ Dwight Haight
                                         -------------------------------------
                                                     Dwight Haight

November 5, 1997